REGISTRATION STATEMENT NO. 333-_____
                              Filed October 28, 1997

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                      RIVERVIEW BANCORP, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

        Washington                           91-1838969
--------------------------------        --------------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

                     700 N.E. Fourth Avenue
                     Camas, Washington 98607
                        (360) 834-2231
            ----------------------------------------
            (Address of principal executive offices)

                   Riverview Savings Bank, FSB
       Employees' Savings & Profit Sharing Plan and Trust
       --------------------------------------------------
                    (Full title of the Plan)

                                              Copies to:
   Patrick Sheaffer                           Eric S. Kracov, Esquire
   President and Chief Executive Officer      Breyer & Aguggia
   Riverview Savings Bank, FSB                1300 I Street, N.W.
   700 N.E. Fourth Avenue                     Suite 470 East
   Camas, Washington  98607                   Washington, D.C.  20005
   (360) 834-2231                             (202) 737-7900
   --------------------------------
   Name, address and telephone
   number of agent for service

                        Page 1 of 5 Pages
                 Exhibit Index Appears on Page 4

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                 Calculation of Registration Fee
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Title of
Securities      Amount     Proposed Maximum   Proposed Maximum     Amount of
to be            to be     Offering Price         Aggregate       Registration
Registered     Registered  Per Share(1)       Offering Price(1)       Fee
------------------------------------------------------------------------------
Common Stock,
$.01 par
value           150,000     $13.75(2)           $2,062,500         $625
------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $13.75, based upon the average of the high and low trading prices of the common stock, $.01 par value per share (the "Common Stock"), of Riverview Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq National Market on October 27, 1997.

(2) 150,000 shares are being registered for issuance pursuant to the Employees' Savings & Profit Sharing Plan and Trust ("Plan"). In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock. Pursuant to Rule 416(c), the Registration Statement also covers an indeterminate number of participation interests available thereunder.

                           --------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
------
          The following documents filed with the Commission are incorporated in this Registration Statement by reference:

          (1) the Registrant's Registration Statement on Form S-1 (333-30203) filed June 27, 1997 and amendments thereto;

          (2) the Annual Report on Form 11-K of the Company's Profit Sharing 401(k) Plan for the year ended December 31, 1996; and

          (3) the description of the Common Stock set forth in the Company's Registration Statement on Form 8-A registering the Company's Common Stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed August 6, 1997.

          All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

          Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
------
          Not Applicable

Item 5.   Interests of Named Experts and Counsel
------
          Not Applicable

Item 6.   Indemnification of Directors and Officers
------
          Section 23B.08.570 of the Revised Code of Washington sets forth circumstances under which a corporation may indemnify and advance expenses to its directors, officers, agents and employees.

          Article XIV of Registrant's Articles of Incorporation provides for indemnification of the directors of the Registrant for monetary damages for conduct as a director, except for liability of the director for acts or omissions that involve: (a) acts or omissions of the director and officer finally adjudged to be in violation of law; (b) conduct of the director and officer finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Item 7.   Exemption From Registration Claimed
------
          Not Applicable

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Item 8.   Exhibits
------
          The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

          No.                 Exhibit
          ----                -------

          23        Consent of Deloitte & Touche LLP

          24        Power of attorney (see signature pages)

          99.1 Employees' Savings & Profit Sharing Plan and Trust (incorporated by reference herein as Exhibit 10.4 to Amendment No. 1 to Form S-1, filed on August 6, 1997 (File No. 333-30203))

Item 9.   Undertakings
------
          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Riverview Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Camas, and the State of Washington the 28th day of October 1997.

                             RIVERVIEW BANCORP, INC.

                             By:  /s/ Patrick Sheaffer
                                  -------------------------------------
                                  Patrick Sheaffer
                                  President and Chief Executive Officer
                                  (Principal Executive Officer)

                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Patrick Sheaffer his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By: /s/ Patrick Sheaffer                Date:  October 28, 1997
    ---------------------------------
    Patrick Sheaffer
    President and Chief Executive Officer
    (Principal Executive Officer)

By: /s/ Ron Wysaske                     Date:  October 28, 1997
    ---------------------------------
    Ron Wysaske
    Executive Vice President and Chief Financial
    Officer (Principal Financial and Accounting
    Officer)

By: /s/ Robert K. Leick                 Date:  October 28, 1997
    ---------------------------------
    Robert K. Leick
    Director

By: /s/ Roger Malfait                   Date:  October 28, 1997
    ---------------------------------
    Roger Malfait
    Director

By: /s/ Gary R. Douglass                Date:  October 28, 1997
    ---------------------------------
    Gary R. Douglass
    Director

By: /s/ Paul L. Runyan                  Date:  October 28, 1997
    ---------------------------------
    Paul L. Runyan
    Director

By: /s/ Dale E. Scarbrough              Date:  October 28, 1997
    ---------------------------------
    Dale E. Scarbrough
    Director

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     The Plan.  Pursuant to the requirements of the Securities and Exchange
Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  RIVERVIEW BANCORP, INC.

Date:  October 28, 1997           By:  /s/ Patrick Sheaffer
                                       ----------------------------------
                                       Patrick Sheaffer
                                       Plan Administrator

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                           Exhibit 23

                Consent of Deloitte & Touche LLP
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Deloitte &
 Touche LLP
----------------------    ----------------------------------------------------
                          Suite 3900                 Telephone: (503) 222-1341
                          111 S.W. Fifth Avenue      Facsimile: (503) 224-2172
                          Portland, Oregon 92704-3698



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Riverview Bancorp, Inc., on Form S-8, of our report relating to the consolidated financial statements of Riverview Savings Bank, FSB and Subsidiary dated May 27, 1997, appearing in the Registration Statement of Riverview Bancorp, Inc. on Form S-1, as amended as of August 11, 1997 (No. 333-30203).

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
October 24, 1997

---------------
Deloitte Touche
Tohmatsu
International
---------------

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                           Exhibit 24

             Power of Attorney (see signature page)

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